UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2022

 COCA-COLA CONSOLIDATED, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	COKE	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	On May 10, 2022, Coca-Cola Consolidated, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”).

(b)
At the Annual Meeting, the Company’s stockholders (i) elected all 11 of the Company’s nominees for director to serve until their terms expire at the Company's 2023 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2022. Each of these proposals is further described in the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on March 28, 2022.

The final voting results for each of the proposals submitted to the Company’s stockholders at the Annual Meeting are as follows:

1. Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. Frank Harrison, III	48,646,268	1,820,726	601,018
Sharon A. Decker	50,348,161	118,833	601,018
Morgan H. Everett	50,151,499	315,495	601,018
James R. Helvey, III	50,425,768	41,226	601,018
William H. Jones	50,393,986	73,008	601,018
Umesh M. Kasbekar	50,181,232	285,762	601,018
David M. Katz	48,497,707	1,969,287	601,018
Jennifer K. Mann	50,181,451	285,543	601,018
James H. Morgan	49,955,544	511,450	601,018
Dennis A. Wicker	49,758,284	708,710	601,018
Richard T. Williams	50,383,026	83,968	601,018

2. Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,948,042	104,380	15,590	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: May 12, 2022	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III Executive Vice President, General Counsel and Secretary